Exhibit 10.5

DEFERRED STOCK UNIT AGREEMENT

This Deferred Stock Unit Agreement (this “Agreement”) is made and entered into as of _______________ (the “Grant Date”) by and between Firefly Neuroscience, Inc., a Delaware corporation (the “Company”), and ______________ (the “Grantee”).

WHEREAS, the Company has adopted the Firefly Neuroscience, Inc. 2024 Long-Term Incentive Plan (the “Plan”) pursuant to which awards of Other Awards may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the award of deferred stock units (“DSUs”) provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Grant of Deferred Stock Units.

1.1.    Pursuant to Section 6.8 of the Plan, the Company hereby issues to the Grantee on the Grant Date an Award consisting of, in the aggregate, ________ Deferred Stock Units.

1.2.    Each DSU represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

1.3.    The DSUs shall be credited to a separate account maintained for the Grantee on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

2.           Consideration. The grant of the DSUs is made in consideration of the services to be rendered by the Grantee to the Company.

3.           Vesting.

3.1.    Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the applicable vesting date, the DSUs will vest in accordance with the following schedule:

Vesting Date	Number of DSUs That Vest

[VESTING DATE]	[NUMBER OR PERCENTAGE OF DSUs THAT VEST ON THE VESTING DATE]

[VESTING DATE]	[NUMBER OR PERCENTAGE OF DSUs THAT VEST ON THE VESTING DATE]

Once vested, the DSUs become “Vested DSUs”. “Continuous Service” means that the Grantee’s service with the Company or an affiliate, whether as an Employee, key Contractors or Outside Director, is not interrupted or terminated. The Grantee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Company or an affiliate as an Employee, key Contractors or Outside Director or a change in the entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to an Outside Director of an affiliate will not constitute an interruption of Continuous Service unless otherwise required by Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

3.2.    Except as otherwise specifically provided herein, if the Grantee’s Continuous Service terminates for any reason other than the Grantee’s death, or Total and Permanent Disability, at any time before all of his or her DSUs have vested, the Grantee’s unvested DSUs shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any affiliate shall have any further obligations to the Grantee under this Agreement.

3.3.    The foregoing vesting schedule notwithstanding, if the Grantee’s Continuous Service terminates prior to the Vesting Date as a result of the Grantee’s death, or Total and Permanent Disability, 100% of the unvested DSUs shall immediately vest on the date of the Grantee’s termination of Continuous Service.

4.           Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, until such time as the DSUs are delivered in accordance with Section 6 hereof, the DSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the DSUs or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the DSUs will be forfeited by the Grantee and all of the Grantee’s rights to such DSUs shall immediately terminate without any payment or consideration by the Company.

5.           Rights as Stockholder; Dividend Equivalents.

5.1.    The Grantee shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the DSUs unless and until the DSUs vest and are settled by the delivery of such shares of Common Stock.

5.2.    Upon and following the delivery of the DSUs, the Grantee shall be the record owner of the shares of Common Stock underlying the DSUs unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

5.3.    If during the period the Grantee holds any DSUs granted under this Agreement the Company pays a cash dividend with respect to the shares of Common Stock, the Grantee’s Account shall be credited with an additional number of DSUs having a value equal to the cash dividends that would have been paid to the Grantee if one share of Common Stock had been issued on the Grant Date for each DSU granted to the Grantee as set forth in this Agreement (“Dividend Equivalents”), based on the Fair Market Value of a share of Common Stock on the applicable dividend payment date and rounded down to the nearest whole share. Any such additional DSUs shall be considered DSUs under this Agreement and shall also be credited with additional DSUs as cash dividends, if any, are declared and shall be subject to the same restrictions and conditions as the DSUs with respect to which they were credited.

6.           Delivery of DSUs.

6.1.    Subject to Section 9 hereof, the delivery date of the DSUs shall be the earliest administratively practicable date following the vesting of any DSUs pursuant to Section 3 hereof, but in no event later than sixty (60) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code), unless delivery is deferred pursuant to Section 6.2 hereof. On the delivery date, the Company shall (a) issue and deliver to the Grantee the number of shares of Common Stock equal to the number of Vested DSUs and cash equal to any Dividend Equivalents credited with respect to such Vested DSUs and the interest thereon, if any; and (b) enter the Grantee’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Grantee.

6.2.    Notwithstanding Section 6.1 hereof, the Grantee may elect to defer the delivery of the DSUs beyond the Grantee’s Termination of Service. Any deferral election must be made in compliance with such rules and procedures as the Committee deems advisable.

7.           No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, key Contractors or Outside Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

“Cause” means:

With respect to any Employee or key Contractor: (a) if the Employee or key Contractor is a party to an employment or service agreement with the Company or its affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an affiliate; or (iv) material violation of state or federal securities laws.

With respect to any Outside Director, a determination by a majority of the disinterested Board members that the Outside Director has engaged in any of the following: (a) malfeasance in office; (b) gross misconduct or neglect; (c) false or fraudulent misrepresentation inducing the director’s appointment; (d) willful conversion of corporate funds; or (e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Grantee has been discharged for Cause.

8.          Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the DSUs shall be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

9.           Tax Liability and Withholding.

9.1.    The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the DSUs and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the DSUs; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock.

9.2.    Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the DSUs or the subsequent sale of any shares; and (b) does not commit to structure the DSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items.

10.         Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11.         Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12.         Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

13.         Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

14.         DSUs Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.         Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the DSUs may be transferred by will or the laws of descent or distribution.

16.         Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17.         Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the DSUs in this Agreement does not create any contractual right or other right to receive any DSUs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

18.         Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the DSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

19.         Section 409A. This Agreement is intended to comply with Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

20.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21.       Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock or disposition of the shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

Firefly Neuroscience, Inc.

By:
Name:
Title:

Address:

GRANTEE:

(Signature)

(Name)

Address: